UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Board of Directors of RBC Life Sciences, Inc. (the “Company”) elected Cynthia L. Tysinger to serve as a Class I Director on the Company's Board of Directors. Ms. Tysinger shall serve as a Class I Director until the Company's 2014 annual meeting of shareholders when new Class I Directors shall be elected.
Ms. Tysinger, age 54, is currently the Chief Executive Officer of Global Solutions & Technology, Inc. ("GSATI"), a privately held full service provider of business and technology services to global clients with a strong focus on green information technology initiatives. Ms. Tysinger has held the position of Chief Executive Officer since founding GSATI in 2008. Prior to founding GSATI, Ms. Tysinger served as the Chief Information Officer and Senior Vice President of Information Technology for Mannatech, Inc., a global distributor of nutrition supplements from October, 2000 until March, 2008. From March 1996 until September 2000, Ms. Tysinger was an independent associate of Mannatech engaged in the direct sale of Mannatech products. Prior to her association with Mannatech, Ms. Tysinger was engaged in the management of information systems and internet technologies for various companies, which provided services under contract to the U.S. military and various federal agencies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2012

RBC Life Sciences, Inc.

By: /s/ Richard S. Jablonski
Name: Richard S. Jablonski
Title: Vice President - Finance & Chief Financial Officer